Exhibit 4.17

Power of Attorney

I, Longming Wu (“Authorizer”), a citizen of the People’s Republic of China (“PRC”) holding the ID card No. **********, hold 99.0% of the equity interests of Beijing Lianji Technology Co., Ltd. (“Lianji Technology”) as a shareholder of Lianji Technology. I hereby authorize Beijing Lianji Future Technology Co., Ltd. (“Lianji Future”) or any person(s) designated by Lianji Future (collectively with Lianji Future, the “Authorized Person(s)”) to exercise the following rights during the period of validity of this Power of Attorney:

I authorize the Authorized Person(s) to act as my sole agent to exercise on my behalf all shareholder rights to which I am entitled under the laws of the PRC and the Articles of Association of Lianji Technology (including the current and future amendments thereto from time to time), including but not limited to the rights to propose the convening of shareholders’ meetings, to receive any notices on the holding and rules of procedure of shareholders’ meetings, to attend and exercise voting rights at shareholders’ meetings of Lianji Technology (including but not limited to nominating, electing or appointing directors, general managers, chief financial officers and other senior managers of Lianji Technology and deciding on dividends and other matters) and to decide to sell or transfer all or part of my equity interests in Lianji Technology.

The period of validity of this Power of Attorney is the same as the term of the Exclusive Business Operation Agreement signed by and among Lianji Future, Lianji Technology and other parties on May 17, 2019. If the above the Exclusive Business Operation Agreement is terminated in advance or extended in accordance with the Agreement, this Power of Attorney and the Exclusive Business Operation Agreement shall be simultaneously terminated or extended, and this Power of Attorney shall be extended for the same period as the Exclusive Business Operation Agreement. This Power of Attorney shall not be modified or terminated during the period of validity hereof without the written consent of Lianji Future.

Authorized by: Longming Wu

/s/ Longming Wu	(Signature)

May 17	, 2019

Power of Attorney

I, Hong Zhou (“Authorizer”), a citizen of the People’s Republic of China (“PRC”) holding the ID card No. **********, hold 1.0% of the equity interests of Beijing Lianji Technology Co., Ltd. (“Lianji Technology”) as a shareholder of Lianji Technology. I hereby authorize Beijing Lianji Future Technology Co., Ltd. (“Lianji Future”) or any person(s) designated by Lianji Future (collectively with Lianji Future, the “Authorized Person(s)”) to exercise the following rights during the period of validity of this Power of Attorney:

I authorize the Authorized Person(s) to act as my sole agent to exercise on my behalf all shareholder rights to which I am entitled under the laws of the PRC and the Articles of Association of Lianji Technology (including the current and future amendments thereto from time to time), including but not limited to the rights to propose the convening of shareholders’ meetings, to receive any notices on the holding and rules of procedure of shareholders’ meetings, to attend and exercise voting rights at shareholders’ meetings of Lianji Technology (including but not limited to nominating, electing or appointing directors, general managers, chief financial officers and other senior managers of Lianji Technology and deciding on dividends and other matters) and to decide to sell or transfer all or part of my equity interests in Lianji Technology.

The period of validity of this Power of Attorney is the same as the term of the Exclusive Business Operation Agreement signed by and among Lianji Future, Lianji Technology and other parties on May 17, 2019. If the above the Exclusive Business Operation Agreement is terminated in advance or extended in accordance with the Agreement, this Power of Attorney and the Exclusive Business Operation Agreement shall be simultaneously terminated or extended, and this Power of Attorney shall be extended for the same period as the Exclusive Business Operation Agreement. This Power of Attorney shall not be modified or terminated during the period of validity hereof without the written consent of Lianji Future.

Authorized by: Hong Zhou

/s/ Hong Zhou	(Signature)

May 17	, 2019